UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 16, 2010
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Unit #222, 6820-188th Street Surrey, British Columbia, Canada (Address of principal executive offices)	V4N 3G6 (Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

Suite 400 - 1445 West Georgia Street
Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed by Douglas Lake Minerals Inc. (the "Company") on November 13, 2009, effective November 7, 2009, the Company entered into a purchase agreement with Ruby Creek Resources, Inc. ("Ruby Creek"), pursuant to which Ruby Creek has the right to purchase a 70 percent interest in 125 square kilometres of the Company's 380 square kilometre Mkuvia Alluvial Gold Project located in Tanzania upon payment of $3,000,000 over a three-year period. In a further purchase agreement between the Company and Ruby Creek dated for reference May 19, 2010 and fully executed on June 16, 2010 (the "Agreement"), Ruby Creek agreed to purchase 70% of the remaining 255 sq km of the Mkuvia Alluvial Gold Project in accordance with the terms of such Agreement.

Under the terms of the Agreement, Ruby Creek will earn a 70 percent interest in the remaining 255 square kilometres of the Company's 380 square kilometre Mkuvia Alluvial Gold Project by making payments totalling $6,000,000 to the Company. The schedule by which Ruby Creek is to pay such $6,000,000 to the Company is as follows:

      $200,000 due within seven days of execution of the Agreement;

      $150,000 plus the issuance of 4 million restricted shares of common stock of Ruby Creek, with an agreed upon value of $0.80 per share for a stated valuation of $3.2 million, within 30 days of the receipt of Certificates of Acknowledgement for all underlying and related Agreements from the Commissioner for Minerals in Tanzania as required by the Mining Act of Tanzania;

      $450,000 on June 1, 2011;

      $1,000,000 on June 1, 2012; and

      $1,000,000 on June 1, 2013 (which may be satisfied by the issuance of stock by Ruby Creek).

Thus, the combined payments under the November 2009 and the June 2010 Agreement provide for a total commitment of $9,000,000 payable to the Company by Ruby Creek to purchase a 70% interest in the entire 380 square kilometre Mkuvia Alluvial Gold Project.

The ownership structure of the interest in the Mkuvia Alluvial Gold Project shall be a 70% interest for Ruby Creek, a 25% interest for Douglas Lake, and a 5% interest for Mr. Mkuvia Maita, the original owner of the underlying prospecting licenses. In addition, Mr. Maita retains a 3% net smelter royalty. However, the Agreement also provides that Ruby Creek may increase its ownership position from a 70% interest to 75%, reducing the Company's position to 20%, by giving Notice to the Company and paying $1,000,000 to the Company by June 1, 2011.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Purchase Agreement between the Company and Ruby Creek Resources, Inc., dated for reference May 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: June 18, 2010.	By: "Herminder Rai" Name: Herminder Rai Position: Secretary, Treasurer and Chief Financial Officer

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